Exhibit 4.24

EXECUTION VERSION

JINKOSOLAR HOLDING CO., LTD.
as Company

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Trustee and Paying Agent

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH
as Registrar and Transfer Agent

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as Conversion Agent

INDENTURE

Dated as of May 17, 2019

4.5% Convertible Senior Notes due 2024

EXHIBIT

Exhibit A	Form of Note

Attachment-1	Form of Notice of Conversion

Attachment-2	Form of Fundamental Change Repurchase Notice

Attachment-3	Form of Repurchase Notice

Attachment-4	Form of Assignment

Exhibit B	Form of Certificate of Transfer	B-1

Exhibit C	Form of Certificate of Exchange	C-1

INDENTURE dated as of May 17, 2019 among JINKOSOLAR HOLDING CO., LTD., a Cayman Islands company, as issuer (the “Company”, as more fully set forth in Section 1.01), THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee (the “Trustee”, as more fully set forth in Section 1.01) and paying agent (the “Paying Agent”, as more fully set forth in Section 1.01), THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as registrar (the “Registrar”, as more fully set forth in Section 1.01) and transfer agent (the “Transfer Agent”, as more fully set forth in Section 1.01) and THE BANK OF NEW YORK MELLON, LONDON BRANCH, as conversion agent (the “Conversion Agent”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.5% Convertible Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount not to exceed $100,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
DEFINITIONS

Section 1.01          Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(c), Section 4.06(d) and Section 6.03, as applicable.

“Adjustment Effective Date” means, with respect to any share split or share combination in respect of the Ordinary Shares, the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting such share split or share combination.

“ADR” means an American Depositary Receipt, evidencing one or more ADSs, issued pursuant to the Unrestricted Deposit Agreement or Restricted Deposit Agreement, as applicable.

“ADS” means an American Depositary Share, issued pursuant to the Unrestricted Deposit Agreement or Restricted Deposit Agreement, as applicable, representing four Ordinary Shares of the Company as of the date of this Indenture and deposited with the ADS Custodian.

“ADS Custodian” means the custodian with respect to the ADSs appointed pursuant to the Unrestricted Deposit Agreement or Restricted Deposit Agreement, as applicable, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Paying Agent, the Registrar, the Transfer Agent and the Conversion Agent and any of their successors (and collectively, the “Agents”).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authentication Order” shall have the meaning specified in Section 2.04.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“Board Resolution” means a copy of a resolution certified by a director, the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which commercial banks in London, United Kingdom, or in the relevant city, as the case may be are authorized or required by law or executive order to close or be closed and which is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the “TARGET2 system”), or any successor thereto, operates.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (London time).

“Clearstream” means Clearstream Banking, société anonyme or any successor thereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Depositary” means An entity appointed by Euroclear and Clearstream to provide safekeeping and asset servicing for securities in classic global note form

“Common Equity” of any Person means ordinary share capital (including ADSs) of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Notice” shall have the meaning specified in Section 15.01(a).

“Company Order” means a written order of the Company, signed by (a) the Company’s Chairman of Board of Directors (disregarding, solely for purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors), Chief Executive Officer, Chief Financial Officer, or any of the Founder Directors and (b) any such other Officer designated in clause (a) of this definition or the Company’s Secretary or a director and delivered to the Trustee.

“Conversion Agent” means the Person named as the “Conversion Agent” in the first paragraph of this Indenture until a successor conversion agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Conversion Agent” shall mean or include each Person who is then a Conversion Agent hereunder.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at One Canada Square, London, E14 5AL, Attention: Global Corporate Trust, Fax No. +44 20 1202 689660, with a copy to: The Bank of New York Mellon, Level 24, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Attention: Corporate Trust, Fax No. +852 2295 3283 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts due on any Note (including, without limitation, the Repurchase Price, the Fundamental Change Repurchase Price and any principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, Euroclear or Clearstream, as applicable, including, in each case, any successor thereto appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture, and thereafter, “ Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c).

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Euroclear” means Euroclear Bank SA/NV or any successor thereof.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution to holders of Ordinary Shares, the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the corresponding issuance, dividend or distribution in question, from the ADS Depositary or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiring Rights” shall have the meaning specified in Section 14.04.

“Form of Assignment” means the “Form of Assignment” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” means the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Founders” means any of Xiande Li, Kangping Chen and Xianhua Li collectively as a group.

“Founder Director” means any of the Founders who are also directors of the Company.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(a)           (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Founders, the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity (including any ADSs) representing more than 50% of the voting power of the Company’s Common Equity or (ii) the Founders have collectively become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity (including any ADSs) representing more than 55% of the voting power of the Company’s Common Equity;

(b)           the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or ADSs (other than changes resulting from a subdivision or combination and changes to the number of Ordinary Shares represented by each ADS) as a result of which the Ordinary Shares or ADSs would be converted into, or exchanged for, shares, other securities, other property or assets, (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or ADSs will be converted into cash, securities or other property, or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided,  however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction (each such holder, a “Pre-Transaction Holder”) own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such transaction shall not be a Fundamental Change pursuant to this clause (b), so long as the proportion of the respective ownership of each Pre-Transaction Holder remains substantially the same relative to all other Pre-Transaction Holders;

(c)           the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)           the ADSs (or other Common Equity or ADSs underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange;

provided,  however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the ADSs, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Publicly Traded Securities, and as a result of this transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional ADSs.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Global Note Legend” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2019.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event described in the definition of “Fundamental Change” (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Maturity Date” means June 1, 2024.

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Officer” means, with respect to the Company, the Chairman of the Board of Directors (disregarding, solely for purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors), the Chief Executive Officer, the Chief Financial Officer, the Secretary or any of the Founder Directors.

“Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Secretary of the Company or a director. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel and in a form reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, or other counsel, which opinion shall be acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.

“Ordinary Shares” means the ordinary shares of the Company, par value $0.00002 per share, at the date of this Indenture, subject to Section 14.07.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(b)           Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)           Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)           Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.09; and

(e)           Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.11 or pursuant to Article 15 and required to be cancelled pursuant to Section 2.09.

“Participant” means with respect to any Depositary, a Person who is a participant of or has an account with such Depositary.

“Paying Agent” means the Person named as the “Paying Agent” in the first paragraph of this Indenture until a successor paying agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Paying Agent” shall mean or include each Person who is then a Paying Agent hereunder.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Pre-Transaction Holder” shall have the meaning specified in clause (b) of the definition of “Fundamental Change.”

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Publicly Traded Securities” means shares of Common Equity or ADSs that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or another U.S. national securities exchange, or will be so listed or quoted when issued or exchanged, in each case, in connection with a Fundamental Change described in clause (b) of the definition thereof.

“Record Date” means, with respect to any issuance, dividend or distribution to holders of the Ordinary Shares, the date fixed for determination of the shareholders entitled to receive such issuance, dividend or distribution (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registrar” means the Person named as the “Registrar” in the first paragraph of this Indenture until a successor registrar shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Registrar” shall mean or include each Person who is then a Registrar hereunder.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Global Notes” shall have the meaning specified in Section 2.05(b).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the relevant Interest Payment Date.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to The Bank of New York Mellon SA/NV, Luxembourg Branch.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in Section 15.01(a).

“Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any director, vice president, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Deposit Agreement” means the deposit agreement for restricted securities dated as of or about the date hereof by and among the Company, the ADS Depositary and the holders and beneficial owners of the restricted ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Restricted Global Notes” means Global Notes that are Restricted Securities.

“Restricted Physical Notes” means Physical Notes that are Restricted Securities.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Act Legend” shall have the meaning specified in Section 2.05(c).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, or any group of Subsidiaries of the Company that in the aggregate would meet such definition.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day (i) during which trading in the ADSs (or other relevant securities) generally occurs on The New York Stock Exchange or, if the ADSs (or other relevant securities) are not then listed on The New York Stock Exchange, on the other principal United States national or regional securities exchange on which the ADSs (or other relevant securities) are then listed or, if the ADSs (or other relevant securities) are not then listed on a United States national or regional securities exchange, on the other principal market on which the ADSs (or other relevant securities) are then listed or admitted for trading and (ii) on which the Last Reported Sale Price for the ADSs (or other relevant securities) is available on such securities exchange or market; provided that if the ADSs (or other relevant securities) are not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” means the Person named as the “Transfer Agent” in the first paragraph of this Indenture until a successor transfer agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Transfer Agent” shall mean or include each Person who is then a Transfer Agent hereunder.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided,  however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Deposit Agreement” means the amended and restated deposit agreement dated as of November 9, 2018, among the Company, the ADS Depositary, and the owners and holders from time to time of the ADSs issued thereunder, as may be amended or supplemented from time to time.

“Unrestricted Global Notes” means Global Notes that are not Restricted Securities.

“Unrestricted Physical Notes” means Physical Notes that are not Restricted Securities.

“U.S. Person” shall have the meaning as such term is defined under Regulation S.

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02          References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01          Designation and Amount. The Notes shall be designated as the “4.5% Convertible Senior Notes due 2024.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $100,000,000, subject to Section 2.11 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 10.05, Section 14.02 and Section 15.04.

Section 2.02          Form of Notes. Notes issued as Global Notes will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Notes” attached thereto). Notes issued in definitive form as Physical Notes will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Notes” attached thereto and payable to the relevant registered holder).

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Registrar, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect conversions, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Paying Agent or the Common Depositary therefor, at the direction of the Trustee, in accordance with Section 2.05 or 2.06 hereof.

Each Note shall bear a legend in substantially the following form (unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF JINKOSOLAR HOLDING CO., LTD. OR ANY PERSON THAT IS NOT AN AFFILIATE OF JINKOSOLAR HOLDING CO., LTD., BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF JINKOSOLAR HOLDING CO., LTD. DURING THE THREE IMMEDIATELY PRECEDING MONTHS, OTHER THAN JINKOSOLAR HOLDING CO., LTD. OR ANY SUBSIDIARY OF JINKOSOLAR HOLDING CO., LTD. MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE ORDINARY SHARES OF JINKOSOLAR HOLDING CO., LTD. REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

Section 2.03          Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)           The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

(b)           The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in London, United Kingdom, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less by check mailed (at the Company’s expense) to the Holders of these Notes at their address as it appears in the Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000, either by check mailed (at the Company’s expense) to such Holders or, upon application by such Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer of immediately available funds to such Holder’s account, which application shall remain in effect until such Holder notifies, in writing, the Paying Agent to the contrary or (ii) on any Global Note by wire transfer in immediately available funds to the account of the Paying Agent.

(c)           Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, plus 0.50%, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)          The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)         The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04          Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of Board of Directors (disregarding, solely for purposes of this Section 2.04, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of Board of Directors), Chief Executive Officer, Chief Financial Officer, Secretary or any of the Founder Directors.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company signed by one Officer and delivered to the Trustee (the “Authentication Order”) for the authentication and delivery of such Notes, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request, and the Trustee in accordance with such Authentication Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05          Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Common Depositary.

(a)           The Company shall cause to be kept at the office of the Registrar, a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Bank of New York Mellon SA/NV, Luxembourg Branch is hereby initially appointed the “Registrar” and “Transfer Agent” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Registrar or any co- Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Trustee, the Registrar or any co-Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee, the Registrar or any co-Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Registrar or any co-Registrar for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or transfer being different from the name of the Holder of the old Notes surrendered for such exchange or transfer.

None of the Company, the Trustee, the Registrar or any co-Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Common Depositary or the nominee of the Common Depositary. Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S shall be issued initially in the form of one or more Global Notes (the “Regulation S Global Notes”). The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the Schedule of Exchanges attached to the Global Note as Schedule A, pursuant to transfers and exchanges in Section 2.05(c). The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Euroclear and Clearstream (but not the Trustee or the Registrar) in accordance with this Indenture (including the restrictions on transfer set forth in this Section 2.05 and procedures set forth in Section 2.06) and the procedures of Euroclear and Clearstream therefor, including the provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream.

Each Global Note will bear a legend (the “Global Note Legend”) in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.06(e) OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY OR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(c)           Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including any Ordinary Shares represented thereby) issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including any Ordinary Shares represented thereby), if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend (the “Securities Act Legend”) in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, AND THE ORDINARY SHARES REPRESENTED THEREBY, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)         REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF JINKOSOLAR HOLDING CO., LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, OR THE ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)          THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C)          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES;

PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Certificate of Transfer has been checked and any transfers shall follow the procedures set forth in Section 2.06.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Securities Act Legend required by this Section 2.05(c). The Company shall be entitled to instruct the Registrar in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Registrar shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Securities Act Legend specified in this Section 2.05(c). The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any ADSs (including any Ordinary Shares represented thereby) issued upon conversion of the Notes has been declared effective under the Securities Act.

Beneficial interests in the Regulation S Global Notes may be held by any Participant in the applicable Depositary. Participants shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the applicable Depositary or under the Global Notes, and the Common Depositary may be treated by the Company, the Trustee and any Agent of either of them as the absolute owner of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of either of them, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Global Notes.

Holders of Global Notes will be entitled to receive Physical Notes if (i) the Depositary (or any other clearing system as shall have been designated by the Company and approved by the Trustee on behalf of which the Notes evidenced by the Global Note may be held) notifies the Company that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Global Notes or is at any time no longer eligible to act as such and the Company is unable to locate a qualified successor within 60 days of receiving notice of such ineligibility on the part of Euroclear or Clearstream (or, as the case may be, such other clearing system), or (ii) there shall have occurred and be continuing an Event of Default, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (ii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled.

In the case of Physical Notes, Holders of a Physical Note may transfer such Note by surrendering it to the Registrar. In the event of a partial transfer or a partial redemption of a holding of Physical Notes represented by one Physical Note, a Physical Note will be issued to the transferee in respect of the part transferred and a new Physical Note in respect of the balance of the holding not transferred or redeemed will be issued to the transferor or the Holder, as applicable; provided that no Physical Note in a denomination less than US$200,000 will be issued. The Company shall bear the cost of preparing, printing, packaging and delivering the Physical Notes.

Physical Notes delivered in exchange for any Global Note or beneficial interest in Global Notes pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable legends specified in this Section 2.05, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered. Physical Notes may be transferred and exchanged only after the transferor first delivers to the Trustee a written certification (in the form provided in this Indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such Physical Notes.

Neither the Company, the Trustee nor any Agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)           Until the Resale Restriction Termination Date, any stock certificate representing ADSs (including any Ordinary Shares represented thereby) issued upon conversion of any Note shall bear a legend in substantially the following form (unless the Note or such ADSs or any Ordinary Shares represented thereby has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADSs or such Ordinary Shares represented thereby have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)         REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)         AGREES FOR THE BENEFIT OF JINKOSOLAR HOLDING CO., LTD, (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY OR THE ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)          THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C)          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF SUCH AMERICAN DEPOSITARY SHARES AND THE ORDINARY SHARES; OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY, THE ADS DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS and (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the transfer agent for the ADSs and the Restricted Deposit Agreement, as applicable, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)           The Company (i) shall not resell and (ii) shall not permit any of its “affiliate” (as defined under Rule 144 under the Securities Act) or Person that has been an “affiliate” of the Company during the three immediately preceding months to purchase, otherwise acquire or own, in each case, any Notes or any beneficial interest therein.

Section 2.06           Transfer and Exchange

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole or in part except (i) by the applicable Depositary to a nominee of the applicable Depositary or by a nominee of the applicable Depositary to the applicable Depositary or another nominee of the applicable Depositary or by the applicable Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a direct or indirect Participant (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the applicable Depositary in accordance with customary procedures of the applicable Depositary and in compliance with Section 2.05(c).

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Securities Act Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)	both:

(i)          a written order from a direct or indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the direct or indirect Participant account to be credited with such increase; or

(B)	both:

(i)          a written order from a direct or indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to cause to be issued a Physical Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the applicable Depositary to the Registrar containing information regarding the Person in whose name such Physical Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(e).

(3)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

(c)           Transfer or Exchange of Beneficial Interests for Physical Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Physical Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Physical Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Physical Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Physical Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(B)          if such beneficial interest is being transferred to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(a) thereof;

(D)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(b) thereof; or

(E)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(e) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Physical Note in the appropriate principal amount. Any Physical Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the applicable Depositary and the Participant. The Trustee shall deliver such Physical Notes to the Persons in whose names such Notes are so registered. Any Physical Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Securities Act Legend and shall be subject to all restrictions on transfer contained therein.

(2)          Beneficial Interests in Restricted Global Notes to Unrestricted Physical Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Physical Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Physical Note only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Physical Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Securities Act Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Physical Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Physical Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Physical Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(e), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Physical Note in the appropriate principal amount. Any Physical Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant. The Trustee will deliver such Physical Notes to the Persons in whose names such Notes are so registered. Any Physical Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Securities Act Legend.

(d)           Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.06(d), the Registrar will register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

(1)           Restricted Physical Notes to Restricted Physical Notes. Any Restricted Physical Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (2) thereof, if applicable.

(2)           Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(A)          if the Holder of such Restricted Physical Notes proposes to exchange such Notes for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Restricted Physical Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Securities Act Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of Unrestricted Physical Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(e)           Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been converted, canceled, redeemed, repurchased or transferred in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.09. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Registrar at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Registrar at the direction of the Trustee to reflect such increase.

Section 2.07          Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.08         Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.09        Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents or Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10         Common Code and ISIN Numbers. The Company in issuing the Notes may use “Common Code” or “ISIN” numbers (if then generally in use), and, if so, the Trustee and Agents shall use Common Code or ISIN numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee and Agents in writing of any change in the Common Code or ISIN numbers.

Section 2.11         Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided if any additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, then such additional Notes shall have a separate ISIN number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09.

Article 3
SATISFACTION AND DISCHARGE

Section 3.01         Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or ADSs, if any (solely to satisfy the Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Article 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01         Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02         Maintenance of Office or Agency. The Company will maintain in London, United Kingdom, an agent to whom the Notes may be presented for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in London, United Kingdom.

The Company will maintain in Luxembourg an office or agency where the Notes may be presented for registration of transfer or for exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company or any of the Company’s Subsidiaries, acting as agent of the Company solely for this purpose, may act as Paying Agent or Registrar in respect of the Notes.

The Company hereby initially designates The Bank of New York Mellon, London Branch as the Paying Agent, The Bank of New York Mellon SA/NV, Luxembourg Branch as the Registrar and Transfer Agent and The Bank of New York Mellon, London Branch as the Conversion Agent.

The Company hereby initially appoints each of Euroclear and Clearstream to act as a Depositary with respect to the Notes.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than The Bank of New York Mellon, London Branch, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)          that it will hold all sums held by it as such agent for the payment of the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)         that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)        that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, no later than 10:00 a.m., London time, on the Business Day immediately preceding each due date of the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action. Any deposit by the Company with the Paying Agent shall be made by wire transfer in immediately available funds.

To the extent the Paying Agent will act as the Company’s withholding agent with respect to any payment of principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, the Company shall, no later than 10:00 a.m., London time, on the second Business Day immediately preceding the due date of such payment, furnish the Paying Agent with an Officers’ Certificate instructing the Trustee as to any circumstances in which such payment shall be subject to deduction or withholding as described in Section 4.07 and the rate of any such deduction or withholding. The Company shall also specify in the Officers’ Certificate the amount required to be so withheld and the Additional Amounts, if any. For the avoidance of doubt, the Company shall deposit such Additional Amounts, if any, with the Paying Agent in accordance with the preceding paragraph.

(b)           If the Company shall act as its own Paying Agent, it will, no later than 10:00 a.m., London time, on each due date of the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)           Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)           Any money and ADSs deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and ADSs, and all liability of the Company as trustee thereof, shall thereupon cease; provided,  however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in London, United Kingdom, notice that such money and ADSs remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and ADSs then remaining will be repaid or delivered to the Company.

Section 4.05         Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06         Annual Reports.

(a)           The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(a) as of the time such documents are filed with the Commission via the EDGAR system; provided that the Company shall notify the Trustee within 15 days after such filing.

(b)           Delivery of the reports and documents described in subsection (a) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

(c)           If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 6-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not so freely tradable. As used in this Section 4.06(c), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(d)           If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes. Such Additional Interest will accrue on the Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c) and the Notes are freely tradable by Holders other than the Company’s Affiliates or Persons who were the Company’s Affiliates during the three immediately preceding months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes).

(e)           Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f)           The Additional Interest that is payable in accordance with Section 4.06(c) or Section 4.06(d) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.

(g)           If Additional Interest is payable by the Company pursuant to Section 4.06(c) or Section 4.06(d), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 4.07         Payment of Additional Amounts. (a) All payments and deliveries made by the Company or any successor to the Company under or with respect to this Indenture and the Notes, including, but not limited to, payments of principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), payments of interest and deliveries of ADSs (together with cash payments in lieu of any fractional ADSs) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business in or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that that no Additional Amounts shall be payable for or on account of:

(1)          any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A)          the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B)          the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Repurchase Price or Fundamental Change Repurchase Price, if applicable), premium, if any, and interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(C)          the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(2)         any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(3)         any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes; or

(4)         in respect of any withholding or deduction imposed pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto (collectively, “FATCA”); or

(5)         any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2), (3) or (4); or

(6)         with respect to any payment of the principal of (including the Repurchase Price or Fundamental Change Repurchase Price, if applicable), premium, if any, and interest on, such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

(b)           Any reference in this Indenture or the Notes in any context to the delivery of ADSs (together with a cash payment in lieu of any fractional ADSs) upon conversion of the Notes or the payment of principal of (including the Repurchase Price or Fundamental Change Repurchase Price, if applicable), and any premium or interest on, any Note or any amount payable with respect to such Note, shall be deemed to include any Additional Amounts, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section 4.07.

(c)           The foregoing obligations shall survive termination or discharge of this Indenture.

Section 4.08          Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of (including the Repurchase Price or the Fundamental Change Repurchase Price, if applicable) or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09         Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2018) and (ii) within 30 days of a written request from the Trustee an Officers’ Certificate stating whether or not the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto. The Trustee shall have no responsibility to take any steps to ascertain whether any Event of Default or Default has occurred, and until (i) a Responsible Officer of the Trustee has received an Officers’ Certificate regarding such an occurrence, or (ii) the Trustee has received notice from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding regarding such an occurrence, the Trustee is entitled to assume, without liability, that no Event of Default or Default has occurred.

Section 4.10         Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Article 5
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01         Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Registrar, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with November 15, 2019, and at such other times as the Registrar may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Registrar may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Registrar may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Registrar may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished if and for so long as the Trustee is acting as Registrar.

Section 5.02         Preservation and Disclosure of Lists. The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Registrar or Trustee in its capacity as Registrar, if so acting. The Registrar may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
DEFAULTS AND REMEDIES

Section 6.01         Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)           default in any payment of interest on any Note when due and payable if the default continues for a period of 30 days;

(b)           default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)           failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right that continues for five Business Days;

(d)           failure by the Company to comply with its obligations under Article 11;

(e)           failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) when due;

(f)            failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)           default, after the expiration of any applicable grace period, by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of, or interest on, any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, in each of clauses (i) and (ii), where such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days;

(h)           a final judgment for the payment of $15 million or more rendered against the Company or any Subsidiary of the Company if such amount is not covered by insurance or an indemnity and is not discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)            the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)            a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(i)          is for relief against the Company or any of its Significant Subsidiary in an involuntary case or other proceeding, or adjudicates the Company or any of its Significant Subsidiary insolvent;

(ii)         appoints a custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or such Significant Subsidiary; or

(iii)        orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,

and in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(j), the order or decree remains unstayed and in effect for at least 60 consecutive days.

Section 6.02          Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders accompanied by security and/or indemnity satisfactory to the Trustee shall, declare 100% of the outstanding principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, 100% of the outstanding principal of and accrued and unpaid interest, if any, on all Notes shall become and shall automatically be immediately due and payable. If an Event of Default occurs and is continuing, the Agents and any other agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes, plus 0.50% at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding the above or anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default (i) in the payment of accrued and unpaid interest, if any, on, or the principal (including any Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) resulting from a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.

Section 6.03          Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for Events of Default in Section 6.01(f) relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (a) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the date on which such an Event of Default first occurs in relation to the date on which such Event of Default is continuing and (b) 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the 181st day following the occurrence of such an Event of Default on which such Event of Default is continuing. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(c) or Section 4.06(d). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) is not cured or waived prior to such 361st day), the Notes shall be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Notes shall be subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Section 6.04         Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes, plus 0.50% at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for properly incurred compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of properly incurred compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05         Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee under Section 7.06 and any payments due to the Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the payments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Repurchase Price, the Fundamental Change Repurchase Price and any cash in lieu of fractional ADSs due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, plus 0.50%, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Repurchase Price, the Fundamental Change Repurchase Price and any cash in lieu of fractional ADSs due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Repurchase Price, the Fundamental Change Repurchase Price and any cash in lieu of fractional ADSs due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06          Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Repurchase Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)           such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)           Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)           such Holders shall have offered to the Trustee such security and/or indemnity satisfactory to it in its sole discretion against any loss, liability or expense to be incurred therein or thereby;

(d)           the Trustee for 60 days after its receipt of such notice of the request and offer of security or indemnity satisfactory to it in its sole discretion has not complied with such written request; and

(e)           no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the transferee and Holder of every Note with every other transferee and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07          Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08          Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09         Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or that is not accompanied by security or indemnity satisfactory to the Trustee in its sole discretion against the costs, expenses and liabilities which may be incurred in complying with such direction. The Trustee shall have no liability in acting at the direction of requisite holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes, by notice to the Trustee, waive any past Default or Event of Default hereunder and its consequences except (i) a Default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a Default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10         Notice of Defaults and Events of Default. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, send to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default (other than a Default in the payment of principal of (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes) unless a Responsible Officer in the Corporate Trust Office of the Trustee has received written notice thereof in the manner provided in this Indenture, which notice references the Notes and the Indenture. The Trustee shall not be charged with knowledge of the content of reports delivered to it.

Section 6.11         Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including properly incurred attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Repurchase Price or Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

Article 7
CONCERNING THE TRUSTEE

Section 7.01          Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it in its sole discretion against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. The Trustee shall be held harmless and have no liability for actions taken at the direction of the requisite Holders.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)          the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent, any Depositary or any records maintained by any co-Registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer in the Corporate Trust Office of the Trustee has received written notice of such event in the manner provided by this Indenture and which references the Notes and this Indenture;

(g)           in the absence of a written agreement executed by the Company and the Trustee and written investment direction from the Company pursuant thereto, all cash received by the Trustee shall be placed in a non-interest bearing trust account and need not be segregated from other funds except to the extent required by law, and in no event shall the Trustee be liable for interest thereon, or the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h)           in the event that the Trustee is also acting as Registrar, Paying Agent, Conversion Agent, delegate, nominee or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 (including indemnity) shall also be afforded to such Registrar, Paying Agent, Conversion Agent, delegate, nominee or transfer agent.

(i)            the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture that the Company is properly performing its duties hereunder; and

(j)            the Trustee shall be under no obligation to enforce any of the provisions of this Indenture unless it is instructed by Holders of at least 25% of the aggregate principal amount of outstanding Notes and is provided with security and/or indemnity satisfactory to it in its sole discretion.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. In addition, neither the Trustee nor the Conversion Agent or Paying Agent shall be liable for the application by the Common Depositary or Depositary of payments received by it. Neither the Trustee nor the Conversion Agent makes any representation regarding the adequacy, value, sufficiency or enforceability of any conversion consideration distributable hereunder.

Section 7.02          Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)           the Trustee may conclusively and without liability rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary;

(c)           the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;.

(f)            the permissive rights of the Trustee enumerated herein shall not be construed as duties and in no event shall the Trustee be liable for any consequential, special, indirect or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default (other than a Default in the payment of principal of (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes) unless a Responsible Officer in the Corporate Trust Office of the Trustee has received written notice thereof in the manner provided in this Indenture, which notice references the Notes and the Indenture.

(g)           the Trustee, the Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction may, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it may otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

Section 7.03        No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each beneficial holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each beneficial holder shall not rely on the Trustee in respect thereof.

Section 7.04         Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05          Monies and ADSs to Be Held in Trust. All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or ADSs received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06         Compensation and Expenses of Trustee. (a) The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, properly incurred compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between and executed by the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all properly incurred expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents, delegates, nominees and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. Any payment by the Company to the Trustee shall be made by wire transfer in immediately available funds. The Company also covenants to indemnify the Trustee (which for purposes of this Section 7.06 shall be deemed to include its directors, officers, employees, agents, delegates and nominees) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including the fees and expenses of its counsel) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents, delegates, nominees or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a first lien senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company and/or the Holders as the case may be will pay such additional remuneration as the Company and/or the Holders as the case may be and the Trustee may separately agree in writing.

(b)           The Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Indenture, and the Company agrees promptly to pay such compensation and to reimburse the Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar for its out-of-pocket expenses (including properly incurred fees and expenses of counsel) incurred by it in connection with the services rendered by it under this Indenture. The Company hereby agrees to indemnify the Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including properly incurred fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part arising out of or in connection with its acting as the Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar hereunder. The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination of the Indenture and the resignation or removal of the Paying Agent, the Transfer Agent, the Conversion Agent and the Registrar.

Section 7.07         Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers’ Certificate and/or an Opinion of Counsel delivered to the Trustee, and such Officers’ Certificate and/or Opinion of Counsel shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08         Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09          Resignation or Removal of Trustee.

(a)           The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by sending notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)          the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)         the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10          Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11          Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12          Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
CONCERNING THE HOLDERS

Section 8.01          Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders, or (d) pursuant to the procedures of the applicable Depositary. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date, if one is selected, shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02          Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or the applicable Depositary or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03         Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04         Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05         Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
HOLDERS’ MEETINGS

Section 9.01          Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02          Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Company. Such notices shall be sent not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03          Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in by sending notice thereof as provided in Section 9.02.

Section 9.04          Qualifications for Voting. To be entitled to vote at any meeting of Holders, a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05          Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided,  however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section

9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06          Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07          No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
SUPPLEMENTAL INDENTURES

Section 10.01        Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, Paying Agent, Registrar, Transfer Agent and Conversion Agent at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency in this Indenture that does not, individually or in the aggregate, adversely affect the rights of any Holder of the Notes in any respect;

(b)           to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c)           to add guarantees with respect to the Notes;

(d)           to secure the Notes;

(e)           to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)            to make any change that does not, individually or in the aggregate, adversely affect the rights of any Holder in any respect; or

(g)           to conform the provisions of this Indenture or the Notes to the “Description of Notes” attached as Exhibit A to the purchase agreement dated as of May 15, 2019 entered into among the Company and the purchasers of the Notes.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02          Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, Paying Agent, Registrar, Transfer Agent and Conversion Agent, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)           reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment or waive any past Default;

(b)           reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c)           reduce the principal of, or extend the Maturity Date of, any Note;

(d)           make any change that impairs or adversely affects the conversion rights of any Notes;

(e)           reduce the Repurchase Price on the Repurchase Date or the Fundamental Change Repurchase Price of any Note, or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)            make any Note payable in a currency other than that stated in the Note;

(g)           change the ranking of the Notes in a manner adverse to the Holders;

(h)           impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)            change the obligation of the Company to pay Additional Amounts on any Note; or

(j)            make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

(k)           Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof.

Section 10.03        Notice Of Supplemental Indentures. After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.04        Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.05        Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.06        Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and is legal, valid, binding and enforceable under the laws of the State of New York.

Article 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01        Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the Cayman Islands and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07(a));

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)           if, pursuant to Section 14.07, upon the occurrence of any such consolidation, merger, sale, conveyance, transfer or lease, the Notes would become convertible into securities issued by an issuer other than the Successor Company, such other issuer of the securities into which the Notes have become convertible shall fully and unconditionally guarantee on a senior basis the Successor Company’s obligations under the Notes.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02        Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the outstanding principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03        Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11 and this Indenture.

Article 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01        Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of (including any Repurchase Price or Fundamental Change Repurchase Price) or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
[INTENTIONALLY OMITTED]

Article 14
CONVERSION OF NOTES

Section 14.01        Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, at any time prior to the close of business on the third Business Day immediately preceding the Maturity Date, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at an initial conversion rate of 52.0833 ADSs (subject to adjustment as provided in Section 14.04, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02        Conversion Procedure; Settlement Upon Conversion.

(a)           Upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of ADSs equal to the Conversion Rate as of the relevant Conversion Date, together with a cash payment, if applicable, in lieu of any fractional ADS in accordance with subsection (j) of this Section 14.02, on the fifth Business Day immediately following the relevant Conversion Date.

(b)           Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of Euroclear and Clearstream in effect at that time for book-entry transfer to the Conversion Agent through the facilities of the Depositary and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents, and ADS delivery instructions and applicable fees if required by the ADS Depositary, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and (5) if required, pay any tax or duty, in accordance with Section 14.02(e), which may be payable in respect of any transfer involving the issue or delivery of the ADSs in the name of a person other than the Holder of such Note. The Trustee (and if different, the Conversion Agent) shall, within two (2) Business Days of receiving the Notice of Conversion, and in any event no later than the Conversion Date, notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice or Fundamental Change Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice or Fundamental Change Repurchase Notice in accordance with Section 15.03. If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. None of the Agents or the Trustee shall have any responsibility whatsoever with respect to the issuance and delivery of the ADSs to the converting Holder.

(c)           A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall issue or cause the ADS Depositary to issue, and deliver, or cause the ADS Depositary to deliver, to such Holder, or such Holder’s nominee or nominees, the ADSs in the form of a certificate for the number of whole ADSs issuable upon the conversion or, in the case of Global Notes, in accordance with customary practices of the Depositary, a book-entry transfer through the Depositary for the full number of ADSs to which such Holder shall be entitled in satisfaction of the Conversion Obligation.

(d)           In case any Note shall be surrendered for partial conversion, the Company shall execute, and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)           If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the ADSs upon conversion, unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The ADS Depositary may refuse to deliver the certificates representing the ADSs being issued in a name other than the Holder’s name until the Holder pays to the relevant tax authorities any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs issued upon the conversion of any Note as provided in this Article 14.

(g)           Upon the conversion of an interest in a Global Note, the Trustee, or the Registrar, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)           Upon conversion, a Holder shall not receive any additional cash payment or additional ADSs representing accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after 3:00 p.m., London time on a Regular Record Date, Holders of such Notes as of 3:00 p.m., London time on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from 3:00 p.m., London time on any Regular Record Date to 9:00 a.m., London time on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for Notes converted after 3:00 p.m., London time on the Regular Record Date immediately preceding the Maturity Date and before 3:00 p.m., London time on the third Business Day immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(i)            Any conversion of Notes shall be deemed to have been effected on the Conversion Date for such Notes, and the Person in whose name the certificate for any ADSs delivered upon such conversion is registered shall become the holder of record of such ADSs as of 3:00 p.m., London time on such Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)            The Company shall not deliver any fractional ADSs upon conversion of the Notes and shall instead pay cash in lieu of any fractional ADS issuable upon conversion based on the Last Reported Sale Price of the ADSs on the relevant Conversion Date.

(k)           In accordance with the Unrestricted Deposit Agreement or the Restricted Deposit Agreement, as applicable, the Company shall issue to the ADS Custodian such Ordinary Shares required for the issuance of the ADSs upon conversion of the Notes, plus written delivery instructions (if requested by the ADS Depositary or the ADS Custodian) for such ADSs, shall deliver such legal opinions and any other information or documentation and shall comply with the Unrestricted Deposit Agreement and the Restricted Deposit Agreement (as the case may be), in each case, as required by the ADS Depositary or the ADS Custodian in connection with each issue of Ordinary Shares and issuance and delivery of ADSs.

Section 14.03         Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a)            If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the third Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date (as defined below) of such Make-Whole Fundamental Change).

(b)           Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver ADSs, including the Additional ADSs, in accordance with Section 14.02; provided,  however, that if, as of the Effective Date of a Make- Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property (as defined below) is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price (as defined below) for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. The Company shall notify the Holders of Notes, the Trustee, the Conversion Agent and the Paying Agent of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)           The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change. If the holders of ADSs receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs for each Trading Day during the five Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the ADS Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex- Dividend Date of the event occurs, during such five consecutive Trading-Day period.

(d)           The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)           The following table sets forth the number of Additional ADSs to be added to the Conversion Rate pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

ADS Price

Effective Date	US$16.00	US$18.00	US$19.20	US$20.00	US$22.00	US$25.00	US$30.00	US$35.00	US$40.00	US$50.00	US$60.00	US$80.00

May 17, 2019	10.4167	7.9053	6.7940	6.1649	4.9073	3.6014	2.2874	1.5213	1.0333	0.4737	0.1900	0.0000

June 1, 2020	10.4167	8.1270	6.7595	6.0422	4.6659	3.3272	2.0730	1.3741	0.9344	0.4296	0.1722	0.0001

June 1, 2021	10.4167	6.3304	5.3684	4.8576	3.8391	2.7894	1.7485	1.1529	0.7784	0.3520	0.1358	0.0000

June 1,2022	10.4167	6.0294	4.9419	4.3717	3.2776	2.2281	1.2961	0.8225	0.5459	0.2420	0.0865	0.0000

June 1, 2023	10.4167	5.3412	4.0098	3.3334	2.1321	1.1564	0.5165	0.2959	0.1931	0.0820	0.0145	0.0000

June 1, 2024	10.4167	3.4722	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)          if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)         if the ADS Price is greater than $80.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and

(iii)        if the ADS Price is less than $16.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of ADSs issuable upon conversion exceed 62.5000 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)            Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04        Adjustment of Conversion Rate. If the number of Ordinary Shares represented by the ADSs is changed for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs deliverable upon conversion of any Notes is not affected by such change.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to all or substantially all holders of the Ordinary Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and, in lieu of a corresponding distribution to holders of the ADSs, the ADSs shall instead represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made unless and until a corresponding distribution (if any) is made to holders of the ADSs, in which case such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that the Company issues or distributes to all or substantially all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights). “Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date. For the avoidance of doubt, if any event described in clauses (a) through (e) this Section 14.04 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to adjust the Conversion Rate on account of such event to the extent, but only to the extent, that such change reflects the adjustment to the Conversion Rate that would otherwise have been required on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate in effect immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)       If the Company exclusively issues Ordinary Shares as a dividend or distribution on its Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Adjustment Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time on such Record Date or immediately after the open of business on such Adjustment Effective Date, as applicable;

OS0	=

the number of Ordinary Shares outstanding immediately prior to 5:00 p.m., New York City time on such Record Date or immediately prior the open of business on such Adjustment Effective Date, as applicable; and

OS1	=	the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after 5:00 p.m., New York City time on the Record Date for such dividend or distribution, or immediately after the open of business on the Adjustment Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)       If the Company issues to all or substantially all holders of its Ordinary Shares or ADSs any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs at a price per Ordinary Share or ADS less than the average of the Last Reported Sale Prices of the ADSs (in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase Ordinary Shares, divided by, the number of Ordinary Shares then represented by one ADS), for each Trading Day during the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to 5:00 p.m., New York City time on such Record Date;

X	=

the total number of Ordinary Shares issuable pursuant to such rights, options or warrants or, in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase ADSs, the total number of Ordinary Shares represented by the total number of ADSs issuable pursuant to such rights, options or warrants; and

Y	=

the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) for each Trading Day during the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after 5:00 p.m., New York City time on the Record Date for such issuance. To the extent that the Ordinary Shares or ADSs, as the case may be, are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares or ADSs, as the case may be, actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares or ADSs at less than such average of the Last Reported Sale Prices of the ADSs (in the case of any rights, options or warrants entitling holders thereof to subscribe for or purchase Ordinary Shares, divided by the number of Ordinary Shares then represented by one ADS) for each Trading Day during the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)       If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares, excluding (i) dividends, distributions or issuances of rights, options or warrants as to which an adjustment has been effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment has been effected pursuant to Section 14.04(d) or Section 14.04(e), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time on such Record Date;

SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) for each Trading Day during the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after 5:00 p.m., New York City time on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, in doing so it shall consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined for purposes of the definition of Last Reported Sale Price as set forth in Section 1.01 as if such Capital Stock or similar equity interest were ADSs) for each Trading Day during the first 10 consecutive Trading-Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of its Ordinary Shares entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:

(1)       a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(2)       a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any adjustment to the Conversion Rate required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any adjustment to the Conversion Rate required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 5:00 p.m., New York City time on such Record Date or immediately after the open of business on such Adjustment Effective Date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to 5:00 p.m., New York City time on such Record Date” within the meaning of Section 14.04(b).

(d)       If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (other than (i) in connection with the Company’s liquidation, dissolution or winding up or (ii) distributions described in Section 14.04(e)) the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after 5:00 p.m., New York City time on the Record Date for such dividend or distribution;

SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) for each Trading Day during the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to holders of its Ordinary Shares.

Any increase made under this Section 14.04(d) shall become effective immediately after 5:00 p.m., New York City time on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)       If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares or ADSs, if the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the average of the Last Reported Sale Prices of the ADSs (in the case of a tender or exchange offer for the Ordinary Shares, divided by the number of Ordinary Shares then represented by one ADS), for each Trading Day during the 10 consecutive Trading-Day period beginning on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to 5:00 p.m., New York City time on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after 5:00 p.m., New York City time on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for all Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares and ADSs accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares and ADSs accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading- Day period immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 14.04(e) shall be determined at 5:00 p.m., New York City time on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but will be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 14.04(e) to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate.

(f)       Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs, any securities convertible into or exchangeable for Ordinary Shares or ADSs, or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(g)       Notwithstanding the foregoing, if any Conversion Rate adjustment becomes effective as described above, and a Holder that has converted any Notes with a Conversion Date occurring on or after the date such Conversion Rate adjustment becomes effective will participate, at the same time and upon the same terms as Holders of the ADSs and solely as a result of holding the ADSs issuable upon conversion of such notes, in the transaction or event giving rise to such Conversion Rate adjustment, then such Conversion Rate adjustment will not be made with respect to such Notes.

(h)       In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange or any other securities exchange on which any of the securities of the Company are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest (which determination shall be conclusive). In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Ordinary Shares or ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)       Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(1)       upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(2)       upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(3)       upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) of this subsection and outstanding as of the date the Notes were first issued;

(4)       solely for a change in the par value of the Ordinary Shares; or

(5)       for accrued and unpaid interest, if any.

(j)       All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS. The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, on (x) December 31 of each calendar year and (y) the Conversion Date for any Notes.

(k)       Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly notify the Trustee, the Conversion Agent and the Paying Agent of such adjustment to the Conversion Rate and file with the Trustee, the Conversion Agent and the Paying Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and the date that the new Conversion Rate shall take effect, and a brief statement of the facts requiring such adjustment, and the Trustee, the Conversion Agent and the Paying Agent may conclusively rely on the accuracy of such adjustment to the Conversion Rate provided by the Company in such Officers’ Certificate. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, neither the Trustee, the Conversion Agent nor the Paying Agent shall be deemed to have knowledge of any such adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has been notified by the Company is still in effect. Promptly after providing such notice and delivery of such Officers’ Certificate to the Trustee, the Conversion Agent and the Paying Agent, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send within 5 Business Days of such date such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure by the Company to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)       For purposes of this Section 14.04, the number of Ordinary Shares or ADSs at any time outstanding shall not include Ordinary Shares or ADSs held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Ordinary Shares or ADSs held in the treasury of the Company, but shall include Ordinary Shares or ADSs issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares or ADSs.

(m)       Notwithstanding the foregoing, if (1) an adjustment to the Conversion Rate in respect of any dividend or distribution described in this Section 14.04 does not become effective prior to the Conversion Date for any Notes such that the relevant converting Holder receives, upon conversion, a number ADSs that does not reflect such adjustment to the Conversion Rate, and (2) the Record Date in respect of the ADSs due upon conversion for such dividend or distribution has occurred prior to the relevant Conversion Date, then, notwithstanding anything to contrary herein, the Company shall pay or deliver to the relevant converting Holder, at the same time and upon the same terms as holders of the ADSs, the dividend or distribution that such converting Holder would have received had it held, on such Record Date, a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes converted by such Holder.

Section 14.05        Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the ADS Prices for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when such Last Reported Sale Prices or ADS Prices are to be calculated.

Section 14.06        Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, a sufficient number of Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of computation of such number of Ordinary Shares, all such Notes would be converted by a single Holder).

Section 14.07        Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)       In the event of:

(i)         any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination);

(ii)        any consolidation, merger or combination involving the Company;

(iii)       any sale, lease or other transfer to another Person of all or substantially all of the property and assets of the Company; or

(iv)       any statutory share exchange,

in each case, as a result of which the ADSs would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive in such Merger Event) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing for such change in the right to convert each $1,000 principal amount of Notes; provided,  however, that at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have received in such Merger Event.

If the Merger Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the ADSs that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 15.

(b)       In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee, the Conversion Agent and the Paying Agent an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of the Notes after any event or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company will be obligated to file with the Trustee prior to execution of any supplemental indenture) and Opinion of Counsel with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for the Company’s failure to comply with this Indenture.

(c)       The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into ADSs as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.

(d)       The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08        Certain Covenants.

(a)       The Company covenants that all ADSs issued upon conversion of Notes and all Ordinary Shares represented by such ADSs will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)       The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder or any Ordinary Shares represented by such ADSs require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)       The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs issuable upon conversion of the Notes.

(d)       The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Unrestricted Deposit Agreement or the Restricted Deposit Agreement, as applicable, upon conversion of the Notes. In addition, the Company further covenants to provide Holders with a reasonably detailed description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Unrestricted Deposit Agreement or the Restricted Deposit Agreement upon request.

Section 14.09        Notice to Holders Prior to Certain Actions. In case of any:

(a)       action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)       Merger Event; or

(c)       voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.10        Responsibility of Trustee and Conversion Agent. The Trustee, the Conversion Agent and any other Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities or other property, that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs, or the Ordinary Shares represented thereby, or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Neither the Trustee nor the Conversion Agent shall have any liability for and shall be held harmless with respect to timely receipt by Holders of repurchase consideration and conversion consideration inasmuch as the Conversion Agent must rely on timely receipt from the Company.

Section 14.11        Stockholder Rights Plans. To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into ADSs, Holders of the Notes shall receive, in addition to ADSs received in connection with such conversion, the appropriate number of rights, if any, under such stockholder rights plan and the certificates representing the ADSs issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If prior to any conversion, however, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed Distributed Property to all or substantially all holders of the Ordinary Shares as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12        Termination of Depositary Receipt Program. If the Ordinary Shares cease to be represented by American Depositary Receipts issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day.

Article 15
REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01        Repurchase at Option of Holders.

(a)       Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on June 1, 2021 (the “Repurchase Date”) all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the outstanding principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holders submitting the Notes for repurchase on the Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Note Register of the Registrar (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a holder and shall state:

(i)         the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);

(ii)        the Repurchase Price;

(iii)       the name and address of the Conversion Agent and Paying Agent;

(iv)       that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;

(v)        that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vi)       the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided,  however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in London or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

To effect a repurchase of Notes under this Section 15.01, the Holder thereof must:

(1)       deliver to the Paying Agent a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the applicable Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case during the period that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the third Business Day immediately preceding the Repurchase Date; and

(2)       deliver the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent, or effect book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the applicable Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

(A)       in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)       the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)       that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

(D)       provided,  however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the third Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

(b)       Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the applicable Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02        Repurchase at Option of Holders Upon a Fundamental Change.

(a)       If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the outstanding principal amount of Notes to be repurchased pursuant to this Article 15.

(b)       To effect a repurchase of Notes under this Section 15.02, the Holder thereof must:

(i)       deliver to the Paying Agent a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the applicable Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)       deliver the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or effect book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the applicable Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(1)       in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(2)       the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(3)       that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided,  however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)       On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the procedures of the applicable Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)          the events causing the Fundamental Change;

(ii)         the effective date of the Fundamental Change;

(iii)        the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)        the Fundamental Change Repurchase Price;

(v)         the Fundamental Change Repurchase Date;

(vi)        if applicable, the name and address of the Paying Agent and the Conversion Agent;

(vii)       if applicable, the Conversion Rate and any adjustments to the Conversion Rates;

(viii)       if applicable, that the Notes with respect to which a Fundamental Change

(ix)         Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(x)          the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided,  however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

(d)       Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the applicable Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03        Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice.

(a)       A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the third Business Day immediately preceding the Repurchase Date or prior to the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(i)          the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)          if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(iii)        the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided,  however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the applicable Depositary.

Section 15.04        Deposit of Repurchase Price or Fundamental Change Repurchase Price.

(a)       The Company will deposit with the Trustee by wire transfer in US Dollars in immediately available funds (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., London time, on the Business Day immediately preceding the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Any deposit by the Company with the Paying Agent shall be made by wire transfer in immediately available funds. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Article 15) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided,  however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)       If by 10:00 a.m. London time, on the Business Day immediately preceding the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, upon delivery or book-entry transfer of such Notes).

(c)       Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05        Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase of Notes on the Repurchase Date or in connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company will, if applicable:

(a)       comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act; and

(c)       otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Article 16
NO REDEMPTION

Section 16.01        No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

Article 17
MISCELLANEOUS PROVISIONS

Section 17.01        Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02        Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03        Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served in writing, in the English language, signed and transmitted by facsimile, overnight courier, or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to JinkoSolar Holding Co., Ltd., 1 Jingke Road, Shangrao Economic Development Zone, Jiangxi Province, 334100, People’s Republic of China, Attention: Haiyun (Charlie) Cao, Chief Financial Officer, or emailed or faxed and confirmed to the Company at: charlie.cao@jinkosolar.com and ProjectVictory@jinkosolar.com and project_victory_xvi@jinkosolar.com, Fax No. +86 21 6876 1115. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made in writing in the English language, for all purposes, if given or served by facsimile, overnight courier, or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or transmitted in accordance with the applicable Depositary’s procedures, and shall be sufficiently given to it if so mailed or otherwise transmitted within the time prescribed. In the case of a Global Note, a notice shall be sufficiently given if transmitted by the Trustee to the Common Depositary for dispatch to Holders.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04        Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.05        Submission to Jurisdiction; Service of Process. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to JinkoSolar Holding Co., Ltd., 1 Jingke Road, Shangrao Economic Development Zone, Jiangxi Province, 334100, People’s Republic of China, Attention: Haiyun (Charlie) Cao, Chief Financial Officer, or emailed and confirmed to the Company at: charlie.cao@jinkosolar.com and project_victory_xvi@jinkosolar.com, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.

Section 17.06        Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, including Section 2.04, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate and/or an Opinion of Counsel, as the case may be, stating that such action is permitted by the terms of this Indenture.

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.09) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.07        Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest or other amount shall be paid as a result of any such delay.

Section 17.08        No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09        Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10        Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11        Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.05 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

_________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ___________________

Authorized Officer

Section 17.12        Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 17.13        Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14        Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 17.15        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16        Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, accrued interest payable on the Notes, the number of Additional ADSs to be added to the Conversion Rate upon a Make-Whole Fundamental Change and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 17.17        Information Sharing. The Company understands that The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). The Company also understands that the BNY Mellon Group may centralize in one or more affiliates, subsidiaries or unaffiliated service providers certain activities, including audit, accounting, administration, risk management, legal, compliance, sales, marketing, relationship management, and the storage, maintenance, aggregation, processing and analysis of information and data regarding the Issuer and any accounts maintained by it with the BNY Mellon Group. Consequently, the Company hereby consents and authorizes the Trustee and its agents to disclose to other members of the BNY Mellon Group (and their respective officers, directors and employees) information and data regarding the Company and any accounts established pursuant to this Indenture in connection with the foregoing activities. To the extent that information and data includes personal data encompassed by relevant data protection legislation applicable to the Company, the Company represents and warrants that it is authorized to provide the foregoing consents and authorizations and that the disclosure to the Trustee and its agents will comply with the relevant data protection legislation. The Company acknowledges and agrees that information concerning Company may be disclosed to unaffiliated service providers who are required to maintain the confidentiality of such information, to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates, and otherwise as required by law.

Section 17.18        Foreign Account Tax Compliance Act. The Paying Agent and the Trustee, as applicable, shall be entitled without liability to deduct or withhold from payments under this Indenture or the Notes to the extent necessary to comply with Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA”). To the extent permitted under applicable privacy law and if expressly authorized by any agreement between the Company and such holder or beneficial owner or by the terms of any tax certification, the Company hereby covenants with each of the Paying Agent and the Trustee that it will use commercially reasonable efforts to provide the Paying Agent and the Trustee with any relevant tax certification in the possession of the Company or other information identified by the Company in its sole discretion as relevant for FATCA withholding tax purposes that may be useful to assist the Paying Agent and the Trustee to determine whether or not the Paying Agent and the Trustee, as applicable, is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to FATCA. Notwithstanding any other provision of this Indenture, the Trustee and Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under the Notes for or on account of any tax, if and only to the extent so required by FATCA, in which event the Trustee and Paying Agent shall make such payment after such deduction or withholding has been made.

Section 17.19       Contractual Recognition of Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Indenture or any other agreements, arrangements, or understanding between The Bank of New York Mellon SA/NV, Luxembourg Branch and each counterparty, each counterparty acknowledges and accepts that a BRRD Liability arising under this Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of The Bank of New York Mellon SA/NV, Luxembourg Branch to each counterparty under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of The Bank of New York Mellon SA/NV, Luxembourg Branch or another person, and the issue to or conferral on each counterparty of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first  written above.

JINKOSOLAR HOLDING CO., LTD.

By:	/s/ Haiyun Cao
Name: Haiyun Cao
Capacity: Chief Financial Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON,
LONDON BRANCH
as Trustee and Paying Agent

By:	/s/ Mir Sajid Hussain
Name:	Mir Sajid Hussain
Title:	Vice President

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON, SA/NV
LUXEMBOURG BRANCH
as Registrar and Transfer Agent

By:	/s/ Mir Sajid Hussain
Name:	Mir Sajid Hussain
Title:	Atorney -in-Fact

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON,
LONDON BRANCH
as Conversion Agent

By:	/s/ Mir Sajid Hussain
Name:	Mir Sajid Hussain
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE] [THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS GLOBAL NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.06(e) OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR, COMMON DEPOSITARY OR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY] [THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, IS A NON-U.S. PERSON LOCATED OUTSIDE THE UNITED STATES (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)       AGREES FOR THE BENEFIT OF JINKOSOLAR HOLDING CO., LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DEPOSITARY SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY, OR THE ORDINARY SHARES REPRESENTED THEREBY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)       TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)       THROUGH OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT;

(C)       PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY OR SUCH AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES; OR

(D)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY, THE DEPOSITARY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS SECURITY EVIDENCED HEREBY, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

NO AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF JINKOSOLAR HOLDING CO., LTD. OR ANY PERSON THAT IS NOT AN AFFILIATE OF JINKOSOLAR HOLDING CO., LTD., BUT WAS AN AFFILIATE (WITHIN THE MEANING OF RULE 144) OF JINKOSOLAR HOLDING CO., LTD. DURING THE THREE IMMEDIATELY PRECEDING MONTHS, OTHER THAN JINKOSOLAR HOLDING CO., LTD., OR ANY SUBSIDIARY OF JINKOSOLAR HOLDING CO., LTD., MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE NOTES EVIDENCED HEREBY, THE AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION THEREOF OR THE ORDINARY SHARES OF JINKOSOLAR HOLDING CO., LTD. REPRESENTED BY SUCH AMERICAN DEPOSITARY SHARES ISSUED UPON CONVERSION OF THESE NOTES OR A BENEFICIAL INTEREST THEREIN.

JINKOSOLAR HOLDING CO., LTD.

4.5% Convertible Senior Note due 2024

No.[______________]	Initially $[____________]

ISIN: [_____]
Common Code: [_____]

JinkoSolar Holding Co., Ltd., a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED as nominee of the Common Depositary for Euroclear or Clearstream, or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $100,000,000 in aggregate at any time, in accordance with the rules and procedures of the applicable Depositary, on June 1, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 4.5% per year from May 17, 2019, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2024. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2019, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(c), Section 4.06(d) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(c), Section 4.06(d) or Section 6.03.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, plus 0.50%, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Common Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated The Bank of New York Mellon, London Branch, as its Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as its Registrar in respect of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into ADSs on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

JINKOSOLAR HOLDING CO., LTD.

By:
Name:

By:
Name:
Title:

[Authentication Page to Notes]

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer

[Authentication Page to Notes]

REVERSE OF NOTE

JINKOSOLAR HOLDING CO., LTD.

4.5% Convertible Senior Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.5% Convertible Senior Notes due 2024 (the “Notes”), limited to the aggregate principal amount of $100,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 17, 2019 (the “Indenture”), among the Company, The Bank of New York Mellon, London Branch (the “Trustee”) and the other parties named therein, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Repurchase Price, the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments and deliveries made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal, payments of interest and deliveries of ADSs (together with cash payments in lieu of any fractional ADSs) upon conversion to ensure that the net amount received by the beneficial owner after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the outstanding principal (including the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer taxes, if any, that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the third Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into ADSs at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES*

JINKOSOLAR HOLDING CO., LTD.

4.5% Convertible Senior Notes due 2024

The initial principal amount of this Global Note is ____________ DOLLARS ($        ). The following increases or decreases in this Global Note have been made:

Date of exchange/conversion/ redemption	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Registrar

* To be included for Global Note only.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	JINKOSOLAR HOLDING CO., LTD.

JPMORGAN CHASE BANK, N.A., as depositary for the ADSs

THE BANK OF NEW YORK MELLON LONDON Branch, as Conversion Agent

Re: 4.5% Convertible Senior Notes due 2024

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into ADSs in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any ADSs issuable and deliverable upon such conversion, together with any cash payable for any fractional ADSs, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Terms defined in the Unrestricted Deposit Agreement, the Restricted Deposit Agreement or the Indenture referred to in this Notice are used herein as so defined. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)).

[The undersigned further certifies:

1.            The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note represented thereby have not been and are not expected to be registered under the Securities Act.

2.            The undersigned certifies that the undersigned, and any account for which it is acting, is a non-U.S. person located outside the United States (within the meaning of Regulation S under the Securities Act), and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the Restricted Securities to be received upon conversion of the Notes.

3.            The undersigned certifies that the undersigned is not (and if the undersigned is acting for the account of another person, that person has confirmed that it is not) an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company and the undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an affiliate of the Company.

4.            The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of any state of the United States.]1

1 Include bracketed language in Conversion Notice if the Note being converted is a Restricted Security.

Date:

Signature(s)

Signature Guarantee

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all):
$________,000

Principal amount not being converted (if less than all of the principal amount is being converted): $ _________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	JINKOSOLAR HOLDING CO., LTD.

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent and Trustee

Re: 4.5% Convertible Senior Notes due 2024

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from JinkoSolar Holding Co., Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s): ______________________________
Dated: __________________________________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To:	JINKOSOLAR HOLDING CO., LTD.

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Paying Agent and Trustee

Re: 4.5% Convertible Senior Notes due 2024

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from JinkoSolar Holding Co., Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with Section 15.01 of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof.

In the case of Physical Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s): _________

Date: _____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF ASSIGNMENT]

Re: 4.5% Convertible Senior Notes due 2024

For value received __________________________________ hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

◻	To JinkoSolar Holding Co., Ltd. or a subsidiary thereof; or

◻	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

◻	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ________________________

Signature(s)

Signature Guarantee

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[FORM OF CERTIFICATE OF TRANSFER]

To:	JINKOSOLAR HOLDING CO., LTD.

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Registrar and Transfer Agent

Re: 4.5% Convertible Senior Notes due 2024

Reference is hereby made to the Indenture, dated as of May 17, 2019 (the “Indenture”), among Jinkosolar Holding Co., Ltd, as issuer (the “Company”), The Bank of New York Mellon, London Branch, as trustee, and the other parties named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ◻ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Physical Note pursuant to Regulation S under the Securities Act. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest in the Regulation S Global Note or Physical Note will be subject to the restrictions on Transfer enumerated in the Securities Act Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

2. ◻ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Restricted Physical Note pursuant to any provision of the Securities Act other than Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ◻ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)       ◻ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)       ◻ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

3. ◻ Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Physical Note.

(a) ◻ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Notes or on the Restricted Physical Notes and in the Indenture.

(b) ◻ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Notes, or on the Restricted Physical Notes and in the Indenture.

(c) ◻ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                                     ◻ a beneficial interest in the:

◻ Regulation S Global Note (ISIN _________; Common Code _________), or

(b)                                                     ◻ a Restricted Physical Note.

2.     After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ◻ a beneficial interest in the:

(i)       ◻ Regulation S Global Note (ISIN _________; Common Code _________), or

(ii)      ◻ Unrestricted Global Note (ISIN _________; Common Code _________); or

(b) ◻ a Restricted Physical Note; or

(c) ◻ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT C

[FORM OF CERTIFICATE OF EXCHANGE]

To:	JINKOSOLAR HOLDING CO., LTD.

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Registrar and Transfer Agent

Re: 4.5% Convertible Senior Notes due 2024

(ISIN _________; Common Code _________)

Reference is hereby made to the Indenture, dated as of May 17, 2019 (the “Indenture”), among Jinkosolar Holding Co,. Ltd., as issuer (the “Company”), The Bank of New York Mellon, London Branch, as trustee, and the other parties named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ◻ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ◻ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Physical Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) the Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ◻ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Securities Act Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Physical Notes or Beneficial Interests in Restricted Global Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes

◻ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Physical Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Physical Note with an equal principal amount, the Owner hereby certifies that the Restricted Physical Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Physical Note issued will

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continue to be subject to the restrictions on transfer enumerated in the Securities Act Legend printed on the Restricted Physical Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

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